                                                                    EXHIBIT 4.11

                                 AMENDMENT NO. 9


         THIS AMENDMENT NO. 9, dated as of December 15, 1999 (the "AMENDMENT") relating to the Credit Agreement referenced below, by and among NATIONAL MEDICAL CARE, INC., a Delaware corporation, certain subsidiaries and affiliates party to the Credit Agreement and identified on the signature pages hereto, and BANK OF AMERICA, N.A., (formerly known as NationsBank, N.A), as Paying Agent for and on behalf of the Lenders. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

         WHEREAS, a $2.5 billion credit facility has been extended to National Medical Care, Inc. and certain subsidiaries and affiliates pursuant to the terms of that Credit Agreement dated as of September 27, 1996 (as amended and modified, the "CREDIT AGREEMENT") among National Medical Care, Inc., the other Borrowers, Guarantors and Lenders identified therein, and NationsBank, N.A. (now known as Bank of America, N.A.), as Paying Agent;

         WHEREAS, the Company has requested modification of certain covenants and certain other changes to the Credit Agreement more fully set forth herein;

         WHEREAS, the requested consents and modifications described herein require the consent of the Required Lenders; and

         WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein and have authorized the Paying Agent to enter into this Amendment on their behalf to give effect to this Amendment;

         NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The Credit Agreement is amended and modified in the following respects:

                  1.1      In Section 1.1,

                           (a) the definition of "Consolidated Fixed Charges" is hereby amended by inserting the words "(other than any amounts paid during such period as a result of the audit of the German tax liability of Holdings in respect of deductions taken in respect of the writing down of Holdings' investment in certain subsidiaries for German tax purposes only as of December 31, 1997)" after the words "PLUS Federal, state, local and other domestic and foreign income taxes paid during such period" in the sixth line thereof, and by deleting the words "PLUS the amount of Government Reimbursement Program Costs paid during such period" from the tenth and eleventh lines thereof.

                           (b) the definition of "Exclusion Event" is hereby amended by inserting the words "(other than any member of the Consolidated Group that either ceased operations or discontinued a material portion of its business or operations before September 30,
         1999)" after the words "one or more members of the Consolidated Group" in clause (i) thereof.

                           (c) the definition of "Permitted Liens" is hereby amended by deleting the "and" at the end of clause (xiv), replacing the "." at the end of clause (xv) with "; and", and adding the following at the end thereof as a new clause (xvi) thereto:

                           "(xvi) Liens created or deemed to exist by the
                  establishment of trusts for the purpose of satisfying (x) Governmental Reimbursement Program Costs, (y) other actions or claims pertaining to the same or related matters and (z) other claims or actions against the Company; PROVIDED that the Company, in each case, shall have established adequate reserves for such claims or actions; PROVIDED, further that the contributions to the trust in respect of such the actions or claims described in clause (z) shall not exceed $60 million at any time."

                  1.2 In Section 7.9, the financial covenants for the Consolidated Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio in subsections (b) and (c), respectively, are hereby amended to read as follows:

                           (b) CONSOLIDATED LEVERAGE RATIO. There shall be
                  maintained as of the end of each fiscal quarter to occur during the periods shown, a Consolidated Leverage Ratio of not greater than:

                           December 31, 1998 through December 30, 2000          3.75:1.00
                           December 31, 2000 through December 30, 2001          3.25:1.00
                           December 31, 2001 and thereafter                     3.00:1.00

                           (c) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. There
                  shall be maintained, as of the end of each fiscal quarter to occur during the periods shown, a Consolidated Fixed Charge Coverage Ratio of at least:

                           December 31, 1998 through December 30, 1999          1.2:1.0
                           December 31, 1999 and thereafter                     1.1:1.0


         2. It is hereby understood and agreed that notwithstanding their characterization, the trusts described in clause (xvi) of the definition of Permitted Liens shall be permitted under the Credit Agreement. In furtherance of the foregoing and not in limitation thereof, it is hereby understood and agreed that they shall not in any circumstances be considered Material Subsidiaries under the Credit Agreement and the transfer of assets thereto shall be permitted pursuant to Section 8.4 and, if characterized as an Investment, shall be deemed to be a Permitted Investment.

         3. The Lenders hereby waive compliance with the provisions of the Credit Agreement as in effect before the execution and delivery of this Amendment No. 9 to the extent, and only to the extent, that any transaction or action of any member of the Consolidated Group would have been permitted by the provisions of the Credit Agreement as amended hereby.

         4. The effectiveness of this Amendment is subject to receipt by the Paying Agent of the following:

                  (i) copies of this Amendment executed by the Company and the other members of the Consolidated Group identified on the signature pages hereto,

                  (ii)     the consent of the Required Lenders, and

                  (iii) an Amendment Fee equal to twenty basis points (0.20%) of the aggregate amount of the Commitments held by the Lenders consenting to this Amendment for the ratable benefit of such consenting Lenders.

         5. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits and Schedules) remain in full force and effect.

         6. The Credit Parties hereby affirm (i) the representations and warranties set out in Section 6 of the Credit Agreement are true and correct as of the date hereof (except those which expressly relate to an earlier period) and (ii) no Default or Event of Default presently exists.

         7. The Company agrees to pay all reasonable costs and expenses of the Paying Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

         8. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and its shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         9. This Amendment, and the Credit Agreement as amended hereby, shall be governed by and construed and interpreted in accordance with the laws of the State of New York.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


BORROWERS:         NATIONAL MEDICAL CARE, INC.,
                   a Delaware corporation

                   By:      /s/ Ramon Yi
                            -------------------------------------------------
                   Name:    Ramon Yi
                   Title:   Treasurer

                   FRESENIUS MEDICAL CARE AG

                   By:      /s/ Dr. Emanuele Gotti
                            -------------------------------------------------
                   Name:    Dr. Emanuele Gotti
                   Title:   Member of the Board of Management

                   By:      /s/ Dr. Werner Brandt
                            -------------------------------------------------
                   Name:    Dr. Werner Brandt
                   Title:   Member of the Board of Management

                   NMC DO BRASIL LTDA.,
                   a Brazil corporation

                   By:      /s/ Joao Pedrinelli
                            -------------------------------------------------
                   Name:    Joao Pedrinelli
                   Title:   Member of the Board of Management

                   NATIONAL MEDICAL CARE OF SPAIN, S.A.,
                   a Spanish corporation

                   By:      /s/ Dr. Emanuele Gotti     /s/ Dr. Andrea Stopper
                            -------------------------------------------------
                   Name:    Dr. Emanuele Gotti         Dr. Andrea Stopper
                   Title:   Board Member               Board Member

                   NATIONAL MEDICAL CARE OF TAIWAN, INC.,
                   a Delaware corporation

                   By:      /s/ Roberto Fuste          /s/ Betty Na
                            -------------------------------------------------
                   Name:    Roberto Fuste              Betty Na
                   Title:   Members of the Board of Directors

                   NMC CENTRO MEDICO NACIONAL, LDA.,
                   a Portuguese corporation

                   By:      /s/ Ricardo Da Silva       /s/ John Allen
                            -------------------------------------------------
                   Name:    Ricardo Da Silva           John Allen
                   Title:   Board Members

                   FRESENIUS MEDICAL CARE ARGENTINA, S.A.,
                   as successor by merger to
                   NMC DE ARGENTINA, S.A.,
                   an Argentine corporation

                   By:      /s/ Dr. Guido Yagupsky     /s/ Horst Radthe
                            -------------------------------------------------
                   Name:    Dr. Guido Yagupsky         Horst Radthe
                   Title:   Board Members

                   FRESENIUS USA, INC.,
                   a Massachusetts corporation

                   By:      /s/ Ramon Yi
                            -------------------------------------------------
                   Name:    Ramon Yi
                   Title:   Treasurer

                   FRESENIUS MEDICAL CARE DEUTSCHLAND GmbH, a German corporation

                   By:      /s/ Dr. Emanuele Gotti
                            -------------------------------------------------
                   Name:    Dr. Emanuele Gotti
                   Title:   Board Member

                   By:      /s/ Dr. Werner Brandt
                            -------------------------------------------------
                   Name:    Dr. Werner Brandt
                   Title:   Board Member

                   FRESENIUS MEDICAL CARE GROUPE FRANCE
                   (formerly known as Fresenius Groupe
                   France S.A.), a French corporation

                   By:      /s/ Udo Werle              /s/ Dr. Emanuele Gotti
                            -------------------------------------------------
                   Name:    Udo Werle                  Dr. Emanuele Gotti
                   Title:   Board Members

                   FRESENIUS MEDICAL CARE HOLDING, S.p.A.,
                   an Italian corporation

                   By:      /s/ Dr. Emanuele Gotti     /s/ Andrea Stopper
                            -------------------------------------------------
                   Name:    Dr. Emanuele Gotti         Andrea Stopper
                   Title:   Board Members

                   FRESENIUS MEDICAL CARE ESPANA S.A.,
                   a Spanish corporation

                   By:      /s/ Ricardo Davel          /s/ Manuel Gluete
                            -------------------------------------------------
                   Name:    Ricardo Davel              Manuel Gluete
                   Title:   Board Members

                   FRESENIUS MEDICAL CARE MAGYAROSZA KfG,
                   a Hungarian corporation

                   By:      /s/ Norman Erhard
                            -------------------------------------------------
                   Name:    Norman Erhard
                   Title:   Board Member

                   BIO-MEDICAL APPLICATIONS OF
                   ALABAMA, INC.

                   By:      /s/ James V. Luther
                            -------------------------------------------------
                   Name:    James V. Luther
                   Title:   Assistant Treasurer

                   BIO-MEDICAL APPLICATIONS OF
                   FLORIDA, INC.

                   By:      /s/ James V. Luther
                            -------------------------------------------------
                   Name:    James V. Luther
                   Title:   Assistant Treasurer

                   BIO-MEDICAL APPLICATIONS OF
                   GEORGIA, INC.

                   By:      /s/ James V. Luther
                            -------------------------------------------------
                   Name:    James V. Luther
                   Title:   Assistant Treasurer

                   BIO-MEDICAL APPLICATIONS OF
                   INDIANA, INC.

                   By:      /s/ James V. Luther
                            -------------------------------------------------
                   Name:    James V. Luther
                   Title:   Assistant Treasurer

                   BIO-MEDICAL APPLICATIONS OF
                   KENTUCKY, INC.

                   By:      /s/ James V. Luther
                            -------------------------------------------------
                   Name:    James V. Luther
                   Title:   Assistant Treasurer

                   BIO-MEDICAL APPLICATIONS OF
                   LOUISIANA, INC.

                   By:      /s/ James V. Luther
                            -------------------------------------------------
                   Name:    James V. Luther
                   Title:   Assistant Treasurer

                   BIO-MEDICAL APPLICATIONS OF
                   MARYLAND, INC.

                   By:      /s/ James V. Luther
                            -------------------------------------------------
                   Name:    James V. Luther
                   Title:   Assistant Treasurer

                   BIO-MEDICAL APPLICATIONS OF
                   MASSACHUSETTS, INC.

                   By:      /s/ James V. Luther
                            -------------------------------------------------
                   Name:    James V. Luther
                   Title:   Assistant Treasurer

                   BIO-MEDICAL APPLICATIONS OF
                   NORTH CAROLINA, INC.

                   By:      /s/ James V. Luther
                            -------------------------------------------------
                   Name:    James V. Luther
                   Title:   Assistant Treasurer

                   BIO-MEDICAL APPLICATIONS OF
                   OHIO, INC.

                   By:      /s/ James V. Luther
                            -------------------------------------------------
                   Name:    James V. Luther
                   Title:   Assistant Treasurer

                   BIO-MEDICAL APPLICATIONS OF
                   PENNSYLVANIA, INC.

                   By:      /s/ James V. Luther
                            -------------------------------------------------
                   Name:    James V. Luther
                   Title:   Assistant Treasurer

                   BIO-MEDICAL APPLICATIONS OF
                   SOUTH CAROLINA, INC.

                   By:      /s/ James V. Luther
                            -------------------------------------------------
                   Name:    James V. Luther
                   Title:   Assistant Treasurer

                   BIO-MEDICAL APPLICATIONS OF
                   TEXAS, INC.

                   By:      /s/ James V. Luther
                            -------------------------------------------------
                   Name:    James V. Luther
                   Title:   Assistant Treasurer

                   BIO-MEDICAL APPLICATIONS OF
                   VIRGINIA, INC.

                   By:      /s/ James V. Luther
                            -------------------------------------------------
                   Name:    James V. Luther
                   Title:   Assistant Treasurer

                   LIFECHEM, INC.,
                   a Delaware corporation

                   By:      /s/ Ramon Yi
                            -------------------------------------------------
                   Name:    Ramon Yi
                   Title:   Treasurer

GUARANTORS:        FRESENIUS MEDICAL CARE HOLDINGS, INC.,
                   a New York corporation formerly known as WRG-NY

                   By:      /s/ Ramon Yi
                            -------------------------------------------------
                   Name:    Ramon Yi
                   Title:   Treasurer

                   NATIONAL MEDICAL CARE, INC.,
                   a Delaware corporation

                   By:      /s/ Ramon Yi
                            -------------------------------------------------
                   Name:    Ramon Yi
                   Title:   Treasurer

                   BIO-MEDICAL APPLICATIONS MANAGEMENT CO.,
                   INC., a Delaware corporation

                   By:      /s/ Ramon Yi
                            -------------------------------------------------
                   Name:    Ramon Yi
                   Title:   Treasurer

                   FRESENIUS MEDICAL CARE AG,
                   a German corporation

                   By:      /s/ Dr. Emanuele Gotti
                            -------------------------------------------------
                   Name:    Dr. Emanuele Gotti
                   Title:   Board Member

                   By:      /s/ Dr. Werner Brandt
                            -------------------------------------------------
                   Name:    Dr. Werner Brandt
                   Title:   Board Member

                   FRESENIUS USA, INC.,
                   a Massachusetts corporation

                   By:      /s/ Ramon Yi
                            -------------------------------------------------
                   Name:    Ramon Yi
                   Title:   Treasurer

                   FRESENIUS MEDICAL CARE DEUTSCHLAND
                   GmbH, a German corporation

                   By:      /s/ Dr. Emanuele Gotti
                            -------------------------------------------------
                   Name:    Dr. Emanuele Gotti
                   Title:   Board Member

                   By:      /s/ Dr. Werner Brandt
                            -------------------------------------------------
                   Name:    Dr. Werner Brandt
                   Title:   Board Member

                   FRESENIUS MEDICAL CARE GROUPE
                   FRANCE, a French corporation
                   (formerly known as Fresenius Groupe
                   France S.A.)

                   By:      /s/ Dr. Udo Werle        /s/ Dr. Emanuele Gotti
                            -------------------------------------------------
                   Name:    Dr. Udo Werle            Emanuele Gotti
                   Title:   Board Members

                   FRESENIUS SECURITIES, INC.,
                   a California corporation

                   By:      /s/ Ramon Yi
                            -------------------------------------------------
                   Name:    Ramon Yi
                   Title:   Treasurer

                   NEOMEDICA, INC.,
                   a Delaware corporation

                   By:      /s/ Gary Scher
                            -------------------------------------------------
                   Name:    Gary Scher
                   Title:   Vice President

                   FMC FINANCE S.A.,
                   a Luxembourg corporation

                   By:      /s/ John Allen

                            -------------------------------------------------
                   Name:    John Allen
                   Title:   Board Member

                   FMC TRUST FINANCE S.a.r.l. LUXEMBOURG,
                   a Luxembourg corporation

                   By:      /s/ Andrea Stopper
                            -------------------------------------------------
                   Name:    Andrea Stopper
                   Title:   Board Member

PAYING AGENT:      BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A.), as Paying Agent for and on behalf of the Lenders

                   By:      /s/ Ashley M. Crabtree
                            -------------------------------------------------
                            Ashley M. Crabtree
                            Senior Vice President

                           CONSENT TO AMENDMENT NO. 9


Bank of America, N.A. (formerly known as NationsBank, N.A.), as Paying Agent
101 N. Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attn:  James D. Young, Agency Services

         Re: Credit Agreement dated as of September 27, 1996 (as amended and modified, the "CREDIT AGREEMENT") among National Medical Care, Inc., the other Borrowers, Guarantors and Lenders identified therein and NationsBank, N.A. (now known as Bank of America, N.A.), as Paying Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                  Amendment No. 9 dated December __, 1999 (the "SUBJECT AMENDMENT") relating to the Credit Agreement

Ladies and Gentlemen:

         This should serve to confirm our receipt of, and consent to, the Subject Amendment. We hereby authorize and direct you, as Paying Agent for the Lenders, to enter into the Subject Amendment on our behalf in accordance with the terms of the Credit Agreement upon your receipt of such consent and direction from the Required Lenders, and agree that Company and the other Credit Parties may rely on such authorization.

                                   Sincerely,



                                   -----------------------------
                                          [Name of Lender]

                                   By:__________________________
                                      Name:
                                      Title: